UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
April 7, 2008

MOBILE MINI, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12804	86-0748362

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7420 South Kyrene Road, Suite 101, Tempe, Arizona		85283

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (480) 894-6311
Former name or former address, if changed since last report: Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On April 7, 2008, Mobile Mini, Inc. (“Mobile Mini”) and Mobile Storage Group, Inc. (“ Mobile Storage Group”) announced that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, expired at 11:59 p.m., Eastern Daylight Time, on Friday, April 4, 2008 with respect to the previously announced Agreement and Plan of Merger, dated February 22, 2008, by and among Mobile Mini, Cactus Merger Sub, Inc., a wholly-owned subsidiary of Mobile Mini, MSG WC Holdings Corp., the indirect parent of Mobile Storage Group, Inc. and Mobile Services Group, Inc., and Welsh, Carson, Anderson & Stowe X, L.P., as representative of the stockholders of MSG WC Holdings Corp. (the “Merger Agreement”) pursuant to which Mobile Storage Group will be merged into a subsidiary of Mobile Mini.
     Consummation of the merger remains subject to certain conditions, including, among others, approval by Mobile Mini’s stockholders, receipt of a new $1.0 billion asset-based revolving credit facility and customary closing conditions. Depending on the timing of various disclosure requirements and the stockholders’ meeting, the transaction is expected to close as early as June 2008.
     The press release is attached hereto as an exhibit and is incorporated by reference herein.
Forward-Looking Statements
     This communication contains forward-looking statements, particularly regarding Mobile Mini’s planned acquisition of Mobile Storage Group, which involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Among the risks and uncertainties that may affect future results are the ability to obtain the approval of the transaction by the Mobile Mini’s stockholders; the ability to satisfy other conditions to the transaction on the proposed terms and timeframe; and the ability of Mobile Mini to obtain financing. Additional risks and uncertainties are described from time to time in the Company’s SEC filings. Forward-looking statements represent the judgment of the Company, as of the date of they are made (in this instance, the date of this release), and Mobile Mini disclaims any intent or obligation to update forward-looking statements.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits
99.1	Press Release of Mobile Mini dated April 7, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOBILE MINI, INC.

By:	/s/ LAWRENCE TRACHTENBERG

Lawrence Trachtenberg
Executive Vice President and
Chief Financial Officer
Dated: April 7, 2008

EXHIBIT INDEX
99.1	Press Release of Mobile Mini dated April 7, 2008.